Exhibit 10.6

NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE TO THE HOLDER UPON CONVERSION HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL IN CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 OR ANY EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

CONVERTIBLE PROMISSORY NOTE

Issuance Date: As of April 30, 2018
Effective Date: As of April 30, 2018

$525,000

FOR VALUE RECEIVED, SHIFT8 TECHNOLOGIES, INC., a Nevada corporation “Borrower”), whose address is 1600 NE Loop 410, Suite 126, San Antonio, TX 78209, hereby promises to pay to the order of ITN Partners, LLC, whose address is 5290 Summerlin Commons Way #1004, Fort Myers, FL 33907, and its successors or assigns (collectively, the “Holder”), on or before the Maturity Date: (i) the principal amount of Five Hundred Twenty Five Thousand and No/100 Dollars ($525,000.00); together with (ii) interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum commencing as of the effective date hereof; together with (iii) all other Obligations under the Pledge and Escrow Agreement (such Pledge and Escrow Agreement, as amended, supplemented, renewed, or modified from time to time, the Pledge and Escrow Agreement”). This Promissory Note (this note, and all modifications, extensions, future advances, supplements, and renewals thereof, and any substitutions therefor, hereinafter referred to as the “Note”) shall be payable in accordance with the terms set forth below.

1. Payments.

(a) Monthly Payments. The Borrower shall make monthly payments of principal and interest to the Holder, commencing on the 30th day of May 2018 and on the 30th day of each consecutive calendar month thereafter while this Note is outstanding and two payments of the principal amount, (1) $100,000 on or before June 1, 2018 and (2) the balance of the outstanding principal amount plus any accrued interest, without demand, on April 30, 2020, (the “Maturity Date”). Payments are based on a 60-month amortization schedule attached hereto as Exhibit “A”. In the event the 30th day of any calendar month on which a payment is due hereunder is not a Business Day, then said payment shall be due on the first Business Day thereafter occurring.

(b) Prepayment Prior to Maturity. The Borrower, at its option, shall have the right to prepay this Note in full and for cash, at any time prior to the Maturity Date, with three (3) Business Days advance written notice (the “Prepayment Notice”) to the Holder. The amount required to prepay this Note in full pursuant to this Section 1(b) shall be equal to: (i) the aggregate principal amount then outstanding under this Note; plus (ii) all accrued and unpaid interest due under this Note as of the prepayment date; plus (iii) all other costs, fees, charges, and all other Obligations due and payable (collectively, the “Prepayment Amount”). The Borrower shall deliver the Prepayment Amount to the Holder on the third (3rd) Business Day after the date of the Prepayment Notice.

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(c) Payment at Maturity. The principal amount of this Note, together with all accrued and unpaid interest, and all other sums due and payable hereunder shall be due and payable in full to the Holder by no later than 5:00 P.M., EST, on the Maturity Date.

(d) Payment of Default Interest. In the event that any payment is not made when due, either of principal or interest, and whether upon maturity or as a result of acceleration, interest shall thereafter accrue at the rate per annum equal to the lesser of (a) the maximum non-usurious rate of interest permitted by the laws of the State of Florida or the United States of America, whichever shall permit the higher rate or (b) twenty percent (20%) per annum, from such date until the entire balance of principal and accrued interest on this Note has been paid (the “Default Rate”).

(e) Late Fee. If all or any portion of the payments of principal, interest, or other charges due hereunder are not received by the Holder within five (5) days of the date such payment is due, then the Borrower shall pay to the Holder a late charge (in addition to any other remedies that Holder may have) equal to five percent (5%) of each such unpaid payment or sum. Any payments returned to Holder for any reason must be covered by wire transfer of immediately available funds to an account designated by Holder, plus a $100.00 administrative fee charge. Holder shall have no responsibility or liability for payments purportedly made hereunder but not actually received by Holder, and the Borrower shall not be discharged from the obligation to make such payments due to loss of same in the mails or due to any other excuse or justification ultimately involving facts where such payments were not actually received by Holder.

(f) General Payment Provisions. Interest shall be calculated on the basis of a 360- day year, and shall accrue daily on the outstanding principal amount outstanding from time to time for the actual number of days elapsed, commencing as of the effective date hereof until payment in full of the outstanding principal, together with all accrued and unpaid interest, and other amounts which may become due hereunder, has been received and cleared to the Holder. All payments received and actually collected by Holder hereunder shall be applied first to any costs, fees and expenses due or incurred hereunder, second to accrued and unpaid interest hereunder, and last to reduce the outstanding principal balance of this Note. All payments on this Note shall be made in lawful money of the United States of America in the manner required by the Credit Agreement.

2. Secured Nature of Note. This Note is being issued in connection with the Pledge and Escrow Agreement. The indebtedness evidenced by this Note is secured by Collateral of the Borrower and various other instruments and documents referred to in the Pledge and Escrow Agreement. All of the agreements, conditions, covenants, provisions, representations, warranties and stipulations contained the Pledge and Escrow Agreement which are to be kept and performed by the Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Borrower covenants and agrees to keep and perform them, or cause them to be kept or performed, strictly in accordance with their terms.

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3. Defaults and Remedies.

(a) Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Borrower shall fail to pay any installment of interest, principal, or other sums due under this Note when any such payment shall be due and payable; (ii) the Borrower or any of its Subsidiaries makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for the Borrower or any of its Subsidiaries, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating the Borrower or any of its Subsidiaries, insolvent, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (v) the Borrower or any of its Subsidiaries files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) the Borrower or any of its Subsidiaries admits, in writing, its inability to pay its debts as they become due; (vii) a proceeding or petition in bankruptcy is filed against the Borrower or any of its Subsidiaries, and such proceeding or petition is not dismissed within thirty (30) days from the date it is filed; (viii) the Borrower or any of its Subsidiaries files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; (ix) the failure to meet the financial projections (measured on a quarterly basis) attached as Exhibit “C” to this Note and such failure is not cured within ninety (90) days after written notice of such failure is delivered by Holder to the Borrower; or (x) the Borrower shall fail to perform, comply with or abide by any of the material stipulations, agreements, conditions and/or covenants contained in this Note or the Pledge and Escrow Agreement on the part of the Borrower to be performed, complied with, or abided by, and such failure is not cured within sixty (60) days after written notice of such failure is delivered by Holder to the Borrower.

(b) Remedies. Upon the occurrence of an Event of Default, the interest on this Note shall immediately accrue at the Default Rate, and, in addition to all other rights or remedies the Holder may have, at law or in equity, the Holder may, in its sole discretion, accelerate full repayment of all principal amounts outstanding hereunder, together with accrued interest thereon, together with all attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment hereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and together with all other Obligations due by the Borrower hereunder, and all such amounts shall thereafter accrue interest at the Default Rate, all without any relief whatsoever from any valuation or appraisement laws, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note or the Pledge and Escrow Agreement. In connection with the Holder’s rights hereunder upon an Event of Default, the Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it in equity or under applicable law.

(c) Exercise of Remedies. The remedies of the Holder as provided herein and in the Pledge and Escrow Agreement shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

4. Lost or Stolen Note. Upon notice to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Borrower in a form reasonably acceptable to the Borrower and customary for similar circumstances in commercial lender/borrower circumstances, and, in the case of mutilation, upon surrender and cancellation of the mutilated Note, the Borrower shall promptly execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

5. Cancellation. After all principal, accrued interest, and all other Obligations at any time owed on this Note have been indefeasibly paid in full, and there are no existing or outstanding commitments for Holder to make any loans or other advances of credit to Borrower or otherwise, this Note shall be canceled by Holder.

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6. Waivers. Borrower hereby waives and releases all benefit that might accrue to the Borrower by virtue of any present or future laws exempting any property that may serve as security for this Note, or any other property or Collateral, real or personal, or any part of the proceeds arising from any sale of any such property or Collateral, from attachment, levy, or sale under execution, exemption from civil process, or extension of time for payment, including, without limitation, any and all homestead exemption rights of the Borrower; and the Borrower agrees that any property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order or manner desired by Holder. In addition, the Borrower and all others who are, or may become liable for the payment hereof: (i) severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; (ii) expressly consent to all extensions of time, renewals or postponements of time of payment of this Note from time to time prior to or after the maturity of this Note without notice, consent or further consideration to any of the foregoing; (iii) expressly agree that the Holder shall not be required first to institute any suit, or to exhaust its remedies against the Borrower, or any other Person or party to become liable hereunder or against any Collateral that may secure this Note in order to enforce the payment of this Note; and (iv) expressly agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by the Holder of any such Person), the undersigned shall be and remain, directly and primarily liable for all sums due under this Note.

7. Governing Law; Venue. The Borrower irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Note or related to any matter which is the subject of or incidental to this Note (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Lee County, Florida. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. Borrower hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county (or to any other jurisdiction or venue, if Holder so elects), and waives any objection based on forum non conveniens. Borrower hereby waives personal service of any and all process and consents that all such service of process may be made by certified mail, return receipt requested, directed to Borrower, as applicable, as set forth herein or in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, all terms and provisions hereof and the rights and obligations of the Borrower and Holder hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

8. Expenses. The Borrower agrees to pay and reimburse the Holder upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the Holder may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise); or (ii) the failure by the Borrower to perform or observe any of the provisions hereof. The provisions of this Section 8 shall survive the execution and delivery of this Note, the repayment of any or all of the Obligations, and the termination of this Note.

9. Waiver of Jury Trail. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE OR THE PLEDGE AND ESCROW AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BETWEEN ANY PARTY HERETO, AND THE BORROWER AGREES AND CONSENTS TO THE GRANTING TO HOLDER OF RELIEF FROM ANY STAY ORDER WHICH MIGHT BE ENTERED BY ANY COURT AGAINST HOLDER AND TO ASSIST HOLDER IN OBTAINING SUCH RELIEF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ACCEPTING THIS NOTE FROM THE BORROWER. THE BORROWER’S REASONABLE RELIANCE UPON SUCH INDUCEMENT IS HEREBY ACKNOWLEDGED.

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10. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Borrower and the Holder and shall not be construed against any person as the drafter hereof.

11. Failure or Indulgence Not Waiver. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder or under the Pledge and Escrow Agreement, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

12. Notice. Notice shall be given to each party at the address for such party set forth in the Credit Agreement, and such notice shall be deemed properly given in accordance with the notice provisions set forth in the Credit Agreement.

13. Usury Savings Clause. Notwithstanding any provision in this Note or the Pledge and Escrow Agreement, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Borrower do not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

14. Binding Effect. This Note shall be binding upon the Borrower and the successors and assigns of the Borrower and shall inure to the benefit of Holder and the successors and assigns of Holder.

15. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

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16. Participations. Holder may from time to time sell or assign, in whole or in part, or grant participations in this Note and/or the obligations evidenced hereby, without any requirement to obtain the Borrower’s written consent or approval. The holder of any such sale, assignment or participation, if the applicable agreement between Holder and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Borrower (to the extent of such holder’s interest or participation), in each case as fully as though the Borrower was directly indebted to such holder. Holder may in its discretion give notice to the Borrower of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Holder’s or such holder’s rights hereunder.

17. Amendments. The provisions of this Note may be changed only by a written agreement executed by the Borrower and Holder.

18. Board Representation. In consideration for this Note, Holder will be allowed to appoint a director to the Board of Directors of T3 Communications, Inc., a subsidiary of the Borrower.

19. Conversion of Note. At any time and from time to time while this Note is outstanding, but only upon: (i) the occurrence of an Event of Default under this Note or the Pledge and Escrow Agreement; or (ii) mutual agreement between the Borrower and the Holder, this Note may be, at the sole option of the Holder, convertible into shares of common stock of the Borrower’s parent corporation, Digerati Technologies, Inc. (the “Common Stock”), in accordance with the terms and conditions set forth below.

(a) Voluntary Conversion. At any time while this Note is outstanding, but only upon: (i) the occurrence of an Event of Default under this Note or the Pledge and Escrow Agreement; or (ii) mutual agreement between the Borrower and the Holder, the Holder may convert all or any portion of the outstanding principal, accrued and unpaid interest, Premium, if applicable, and any other sums due and payable hereunder (such total amount, the “Conversion Amount”) into shares of Common Stock (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) a conversion price of $1.50 per share of Common Stock, which price shall be indicated in the conversion notice (in the form attached hereto as Exhibit “B”, the “Conversion Notice”) (the denominator) (the “Conversion Price”). The Holder shall submit a Conversion Notice indicating the Conversion Amount, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.

(b) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i) To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Holder (the “Conversion Date”), the Holder shall transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Borrower (or, under certain circumstances as set forth below, by delivery of the Conversion Notice to the Borrower’s transfer agent).

(ii) Borrower’s Response. Upon receipt by the Borrower of a copy of a Conversion Notice, the Borrower shall as soon as practicable, but in no event later than three (3) Business Days after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Holder indicating that the Borrower will process such Conversion Notice in accordance with the terms herein.

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(iii) Record Holder. The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(iv) Failure to Deliver Certificates. If in the case of any Conversion Notice, the certificate or certificates are not delivered to or as directed by the Holder by the date required hereby, the Holder shall be entitled to elect by written notice to the Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Borrower shall promptly return to the Holder any original Note delivered to the Borrower and the Holder shall promptly return to the Borrower the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Borrower.

(v) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Borrower.

[Signature page follows]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the Effective Date set forth above.

BORROWER:

SHIFT8 TECHNOLOGIES, INC., a Nevada corporation

By:	/s/ Arthur L. Smith
Name:	Arthur L. Smith
Title:	CEO

[Signature page to Convertible Promissory Note]

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EXHIBIT “A”

ITN Partners, LLC.
Repayment Schedule

Term	60	Months
Interest rate	8%	** 1ST Interest and Principal **	6/1/2018	$ 100,000.00
Borrowing base	$ 525,000.00	** 2ND Interest & Principal **	4/30/2020	$ 282,695.47

** As per Section “1. Payments”

		Beginning Balance	Interest	Principal	Total Payment	Ending Balance
1	5/30/2018	$525,000.00	$3,500.00	$7,145.10	$10,645.10	$517,854.90
	6/1/2018	$517,854.90	$-	$100,000.00	$100,000.00	$417,854.90
2	6/30/2018	$417,854.90	$2,785.70	$5,803.80	$8,589.50	$412,051.10
3	7/30/2018	$412,051.10	$2,747.01	$5,842.49	$8,589.50	$406,208.61
4	8/30/2018	$406,208.61	$2,708.06	$5,881.44	$8,589.50	$400,327.16
5	9/30/2018	$400,327.16	$2,668.85	$5,920.65	$8,589.50	$394,406.51
6	10/30/2018	$394,406.51	$2,629.38	$5,960.12	$8,589.50	$388,446.39
7	11/30/2018	$388,446.39	$2,589.64	$5,999.86	$8,589.50	$382,446.53
8	12/30/2018	$382,446.53	$2,549.64	$6,039.86	$8,589.50	$376,406.67
9	1/30/2019	$376,406.67	$2,509.38	$6,080.12	$8,589.50	$370,326.55
10	2/28/2019	$370,326.55	$2,468.84	$6,120.66	$8,589.50	$364,205.90
11	3/30/2019	$364,205.90	$2,428.04	$6,161.46	$8,589.50	$358,044.44
12	4/30/2019	$358,044.44	$2,386.96	$6,202.54	$8,589.50	$351,841.90
13	5/30/2019	$351,841.90	$2,345.61	$6,243.89	$8,589.50	$345,598.01
14	6/30/2019	$345,598.01	$2,303.99	$6,285.51	$8,589.50	$339,312.50
15	7/30/2019	$339,312.50	$2,262.08	$6,327.42	$8,589.50	$332,985.08
16	8/30/2019	$332,985.08	$2,219.90	$6,369.60	$8,589.50	$326,615.48
17	9/30/2019	$326,615.48	$2,177.44	$6,412.06	$8,589.50	$320,203.42
18	10/30/2019	$320,203.42	$2,134.69	$6,454.81	$8,589.50	$313,748.61
19	11/30/2019	$313,748.61	$2,091.66	$6,497.84	$8,589.50	$307,250.77
20	12/30/2019	$307,250.77	$2,048.34	$6,541.16	$8,589.50	$300,709.60
21	1/30/2020	$300,709.60	$2,004.73	$6,584.77	$8,589.50	$294,124.83
22	2/29/2020	$294,124.83	$1,960.83	$6,628.67	$8,589.50	$287,496.17
23	3/30/2020	$287,496.17	$1,916.64	$6,672.86	$8,589.50	$280,823.31
24	4/30/2020	$280,823.31	$1,872.16	$280,823.31	$282,695.47	$(0.00)
		Total:	$57,309.56	$525,000.00	$582,309.57

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EXHIBIT “B”

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal, interest, Premium, if applicable, and/or other sums due under the Convertible Promissory Note (the “Note”) of SHIFT8 TECHNOLOGIES, INC., a Nevada corporation (the “Company”), into shares of common stock (the “Common Shares”), of the Company’s parent corporation, Digerati Technologies, Inc., in accordance with the conditions of the Note, as of the date written below.

Conversion calculations
Effective Date of Conversion:
Principal Amount, Interest, Premium, if applicable, and other Sums to be Converted:
Number of Common Shares to be Issued:

[HOLDER]

By:
Name:
Title:
Address:

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PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (”Agreement”) is made and entered into as of April 30, 2018 and made effective as of April 30, 2018, by and between SHIFT8 TECHNOLOGIES, INC., a Nevada corporation (the “Pledgor”), and ITN Partners, LLC (the “Secured Party”), with the joinder of Josh P. Reel, Managing Member of the Secured Party (“Escrow Agent”).

RECITALS

WHEREAS, the Secured Party has made certain financial accommodations for the benefit of the Pledgor pursuant to that certain Convertible Promissory Note of even date herewith among the Pledgor and Secured Party, among others (the “Note”); and

WHEREAS, in order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Pledgor’s Obligations to the Secured Party, or any successor to the Secured Party, under the Note, Pledgor has agreed to irrevocably pledge to the Secured Party 51% of the issued and outstanding shares of the capital stock of its Subsidiaries, including T3 COMMUNICATIONS, INC., a Florida corporation, and T3 ACQUISITION, INC., a Florida corporation (each of the foregoing entities hereinafter referred to individually as a “Company” and collectively as the “Companies”)(such shares of all such Companies hereinafter referred to as the “Pledged Securities”);

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals, Construction and Defined Terms. The recitations set forth in the preamble of this Agreement are true and correct and incorporated herein by this reference. In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Section” or “Subsection” refer to the respective Sections and Subsections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules attached hereto; and (iii) wherever the word “include,” “includes,” “including” or words of similar import are used in this Agreement, such words will be deemed to be followed by the words “without limitation.”

2. Pledge. In order to secure the full and timely payment and performance of all of the Pledgor’s Obligations to the Secured Party under the Note, the Pledgor hereby transfers, pledges, assigns, sets over, delivers and grants to the Secured Party a continuing lien and security interest in and to all of the following property of Pledgor, both now owned and existing and hereafter created, acquired and arising (all being collectively hereinafter referred to as the “Collateral”) and all right, title and interest of Pledgor in and to the Collateral, to-wit:

(a) the Pledged Securities owned by Pledgor;

(b)  any certificates representing or evidencing the Pledged Securities, if any;

(c)  any and all distributions thereon, and cash and non-cash proceeds and products thereof, including all dividends, cash, distributions, income, profits, instruments, securities, stock dividends, distributions of capital stock or other securities of the Companies and all other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon conversion of the Pledged Securities, whether in connection with stock splits, recapitalizations, merger, conversions, combinations, reclassifications, exchanges of securities or otherwise; and

(d) any and all voting, management, and other rights, powers and privileges accruing or incidental to an owner of the Pledged Securities and the other property referred to in subsections 2(a) through 2(c) above.

3. Transfer of Pledged Securities. Simultaneously with the execution of this Agreement, Pledgor shall deliver to the Escrow Agent: (i) if the Pledged Securities are evidenced by physical certificates, then all original certificates representing or evidencing the Pledged Securities, together with undated, irrevocable and duly executed assignments or stock powers thereof in form and substance acceptable to Secured Party executed in blank by Pledgor; (ii) if the Pledged Securities are not represented by physical certificates, then undated, irrevocable and duly executed assignment instruments in form and substance acceptable to Secured Party, executed in blank by Pledgor; and (iii) all other property, instruments, documents and papers comprising, representing or evidencing the Collateral, or any part thereof, together with proper instruments of assignment or endorsement, as Secured Party may request or require, duly executed by Pledgor (collectively, the “Transfer Documents”). The Pledged Securities and other Transfer Documents (collectively, the “Pledged Materials”) shall be held by the Escrow Agent pursuant to this Agreement until the full payment and performance of all of the Obligations, the termination or expiration of this Agreement, or delivery of the Pledged Materials in accordance with this Agreement. In addition, all non-cash dividends, dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution of any of the Companies, instruments, securities and any other distributions, whether paid or payable in cash or otherwise, made on or in respect of the Pledged Securities, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock or other securities of the Companies, or received in exchange for the Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition, or other exchange of assets to which the Companies may be a party or otherwise, or any other property that constitutes part of the Collateral from time to time, including any additional certificates representing any portion of the Collateral hereafter acquired by the Pledgor, shall be immediately delivered or cause to be delivered by Pledgor to the Escrow Agent in the same form as so received, together with proper instruments of assignment or endorsement duly executed by Pledgor.

4. Security Interest Only. The security interests in the Collateral granted to Secured Party hereunder are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

5. Record Owner of Collateral. Until an “Event of Default” (as hereinafter defined) under this Agreement shall occur, the Pledged Securities shall remain registered in the name of the Pledgor. Pledgor will promptly give to the Secured Party copies of any notices or other communications received by it and with respect to Collateral registered in the name of Pledgor.

6. Rights Related to Pledged Securities. Subject to the terms of this Agreement, unless and until an Event of Default under this Agreement shall occur:

(a) Pledgor shall be entitled to exercise any and all voting, management, and other rights, powers and privileges accruing to an owner of the Pledged Securities, or any part thereof, for any purpose consistent with the terms of this Agreement; provided, however, such action would not materially and adversely affect the rights inuring to Secured Party under the Note, or adversely affect the remedies of the Secured Party under the Note, or the ability of the Secured Party to exercise same.

(b) Upon the occurrence of an Event of Default, all rights of the Pledgor in and to the Pledged Securities and all other Collateral shall cease and all such rights shall immediately vest in Secured Party, as may be determined by Secured Party, although Secured Party shall not have any duty to exercise such rights or be required to sell or to otherwise realize upon the Collateral, as hereinafter authorized, or to preserve the same, and Secured Party shall not be responsible for any failure to do so or delay in doing so. To effectuate the foregoing, Pledgor hereby grants to Secured Party a proxy to vote the Pledged Securities for and on behalf of Pledgor, which proxy is irrevocable and coupled with an interest and which proxy shall be effective upon the occurrence of any Event of Default. Such proxy shall remain in effect so long as the Obligations remain outstanding. The Companies hereby agree that any vote by Pledgor in violation of this Section 6 shall be null, void and of no force or effect. Furthermore, all dividends or other distributions received by the Pledgor shall be subject to delivery to Escrow Agent in accordance with Section 3 above, and until such delivery, any of such dividends and other distributions shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to Escrow Agent in accordance with Section 3 above.

7. Release of Pledged Securities. Upon the timely payment in full of all of the Obligations in accordance with the terms thereof, Secured Party shall notify the Escrow Agent in writing to such effect. Upon receipt of such written notice, the Escrow Agent shall return all of the Pledged Materials in Escrow Agent’s possession to the Pledgor, whereupon any and all rights of Secured Party in and to the Pledged Materials and all other Collateral shall be terminated.

8. Representations, Warranties, and Covenants of the Pledgor and the Companies. The Pledgor and each of the Companies hereby covenant, warrant and represent, for the benefit of the Secured Party, as follows (the following representations and warranties shall be made as of the date of this Agreement and as of each date when Pledged Securities are delivered to Escrow Agent hereunder, as applicable):

(a) The Pledged Securities are free and clear of any and all Liens, other than as created by this Agreement.

(b) The Pledged Securities have been duly authorized and are validly issued, fully paid and non-assessable, and are subject to no options to purchase, or any similar rights or to any restrictions on transferability.

(c) Each certificate or document of title constituting the Pledged Securities is genuine in all respects and represents what it purports to be.

(d) By virtue of the execution and delivery of this Agreement and upon delivery to Escrow Agent of the Pledged Securities in accordance with this Agreement, Secured Party will have a valid and perfected, first priority security interest in the Collateral, subject to no prior or other Liens of any nature whatsoever.

(e) Pledgor covenants, that for so long as this Agreement is in effect, Pledgor will defend the Collateral and the priority of Secured Party’s security interests therein, at its sole cost and expense, against the claims and demands of all Persons at any time claiming the same or any interest therein.

(f)   At its option, Secured Party may pay, for Pledgor’s account, any taxes (including documentary stamp taxes), Liens, security interests, or other encumbrances at any time levied or placed on the Collateral. Pledgor agrees to reimburse Secured Party on demand for any payment made or expense incurred by Secured Party pursuant to the foregoing authorization. Any such amount, if not promptly paid upon demand therefor, shall accrue interest at the highest non-usurious rate permitted by applicable law from the date of outlay, until paid, and shall constitute an Obligation secured hereby.

(g) The Pledged Securities constitute all of the securities owned, legally or beneficially, by the Pledgor, and such securities represent 51% of the issued and outstanding capital stock or other securities, on a fully diluted basis, of each of the Companies. At all times while this Agreement remains in effect, the Pledged Securities shall constitute and represent 51% of the issued and outstanding shares of the capital stock or other securities of each of the Companies, on a fully-diluted basis.

(h) The Companies and the Pledgor hereby authorize Secured Party to prepare and file such financing statements, amendments and other documents and do such acts as Secured Party deems necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of Secured Party, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever. The Companies and Pledgor hereby irrevocably authorize Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements, amendments, continuations and other documents in furtherance of the foregoing.

9. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a) Default. The occurrence of any breach, default or “Event of Default” (as such term may be defined in the Note), after applicable notice and cure periods, under the Note.

(b) Covenants and Agreements. The failure of Pledgor or the Companies to perform, observe or comply with any and all of the covenants, promises and agreements of the Pledgor and the Companies in this Agreement, which such failure is not cured by the Pledgor or the Companies within sixty (60) days after receipt of written notice thereof from Secured Party.

(c) Information, Representations and Warranties. If any representation or warranty made herein or in the Note, or if any information contained in any financial statement, application, schedule, report or any other document given by the Companies to Secured Party in connection with the Obligations, with the Collateral, or with the Note, is not in all material respects true, accurate and complete, or if the Pledgor or the Companies omitted to state any material fact or any fact necessary to make such information not misleading.

10. Rights and Remedies. Subject at all times to the Uniform Commercial Code as then in effect in the State governing this Agreement, the Secured Party shall have the following rights and remedies upon the occurrence and continuation of an Event of Default:

(a) Upon and any time after the occurrence and continuation of an Event of Default, the Secured Party shall have the right to acquire the Pledged Securities and all other Collateral in accordance with the following procedure: (i) the Secured Party shall provide written notice of such Event of Default (the “Default Notice”) to the Escrow Agent, with a copy to the Pledgor and the Companies; (ii) as soon as practicable after receipt of a Default Notice, the Escrow Agent shall deliver the Pledged Securities and all other Collateral, along with the applicable Transfer Documents, to the Secured Party.

(b) Upon receipt of the Pledged Securities and other Collateral issued to the Secured Party, the Secured Party shall have the right to, without notice or demand to Pledgor or the Companies: (i) sell the Collateral and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Secured Party by the Companies under the Note, including outstanding principal, interest, legal fees, and any other amounts owed to the Secured Party; and (ii) exercise in any jurisdiction in which enforcement hereof is sought, any rights and remedies available to Secured Party under the provisions of the Note, the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in the State governing this Agreement, and all other rights and remedies available to the Secured Party, under equity or applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently. In furtherance of the foregoing rights and remedies:

(i) Secured Party may sell the Pledged Securities, or any part thereof, or any other portion of the Collateral, in one or more sales, at public or private sale, conducted by any agent of, or auctioneer or attorney for Secured Party, at Secured Party’s place of business or elsewhere, or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices, all as Secured Party may deem appropriate. Secured Party may be a purchaser at any such sale of any or all of the Collateral so sold. In the event Secured Party is a purchaser at any such sale, Secured Party may apply to such purchase all or any portion of the sums then due and owing by the Companies to Secured Party under the Note or otherwise, and the Secured Party may, upon compliance with the terms of the sale, hold, retain and dispose of such property without further accountability to the Pledgor or the Companies therefore. Secured Party is authorized, in its absolute discretion, to restrict the prospective bidders or purchasers of any of the Collateral at any public or private sale as to their number, nature of business and investment intention, including the restricting of bidders or purchasers to one or more persons who represent and agree, to the satisfaction of Secured Party, that they are purchasing the Collateral, or any part thereof, for their own account, for investment, and not with a view to the distribution or resale of any of such Collateral.

(ii) Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to each purchaser thereof the Collateral so sold to such purchaser. Each purchaser (including Secured Party) at any such sale shall, to the full extent permitted by law, hold the Collateral so purchased absolutely free from any claim or right whatsoever, including, without limitation, any equity or right of redemption of the Pledgor, who, to the full extent that it may lawfully do so, hereby specifically waives all rights of redemption, stay, valuation or appraisal which she now has or may have under any rule of law or statute now existing or hereafter adopted.

(iii) At any such sale, the Collateral may be sold in one lot as an entirety, in separate blocks or individually as Secured Party may determine, in its sole and absolute discretion. Secured Party shall not be obligated to make any sale of any Collateral if it shall determine in its sole and absolute discretion, not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Secured Party may, without notice or publication, adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication.

(iv) The Pledgor and the Companies acknowledge that compliance with applicable federal and state securities laws (including, without limitation, the Securities Act of 1933, as amended, blue sky or other state securities laws or similar laws now or hereafter existing analogous in purpose or effect) might very strictly limit or restrict the course of conduct of Secured Party if Secured Party were to attempt to sell or otherwise dispose of all or any part of the Collateral, and might also limit or restrict the extent to which or the manner in which any subsequent transferee of any such securities could sell or dispose of the same. The Pledgor and the Companies further acknowledge that under applicable laws, Secured Party may be held to have certain general duties and obligations to the Pledgor, as pledgors of the Collateral, or the Companies, to make some effort toward obtaining a fair price for the Collateral even though the obligations of the Pledgor and the Companies may be discharged or reduced by the proceeds of sale at a lesser price. The Pledgor and the Companies understand and agree that, to the extent allowable under applicable law, Secured Party is not to have any such general duty or obligation to the Pledgor or the Companies, and neither the Pledgor nor the Companies will attempt to hold Secured Party responsible for selling all or any part of the Collateral at an inadequate price even if Secured Party shall accept the first offer received or does not approach more than one possible purchaser. Without limiting their generality, the foregoing provisions would apply if, for example, Secured Party were to place all or any part of such securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of such securities for its own account, or if Secured Party placed all or any part of such securities privately with a purchaser or purchasers.

(c) To the extent that the net proceeds received by the Secured Party are insufficient to satisfy the Obligations in full, the Secured Party shall be entitled to a deficiency judgment against each Company and any other Person obligated for the Obligations for such deficiency amount. The Secured Party shall have the absolute right to sell or dispose of the Collateral, or any part thereof, in any manner it sees fit and shall have no liability to the Pledgor, the Companies, or any other party for selling or disposing of such Collateral even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Companies and any other Person obligated for the Obligations shall remain liable for all deficiencies and shortfalls, if any, that may exist after the Secured Party has exhausted all remedies hereunder.

(d) Each right, power and remedy of the Secured Party provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or the Note, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by the Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Party to any other further action in any circumstances without demand or notice. The Secured Party shall have the full power to enforce or to assign or contract its rights under this Agreement to a third party.

(e) In addition to all other remedies available to the Secured Party, upon the issuance of the Pledged Securities to the Secured Party after an Event of Default, Pledgor and the Companies each agree to: (i) take such action and prepare, distribute and/or file such documents and papers, as are required or advisable in the opinion of Secured Party and/or its counsel, to permit the sale of the Pledged Securities, whether at public sale, private sale or otherwise, including, without limitation, issuing, or causing its counsel to issue, any opinion of counsel for Pledgor or the Companies required to allow the Secured Party to sell the Pledged Securities or any other Collateral under Rule 144; (ii) to bear all costs and expenses of carrying out its obligations under this Section 8(e), which shall be a part of the Obligations secured hereby; and (iv) that there is no adequate remedy at law for the failure by the Pledgor and the Companies to comply with the provisions of this Section 8(e) and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this subsection may be specifically enforced.

11. Concerning the Escrow Agent.

(a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. Escrow Agent agrees to release any property held by it hereunder (the “Escrowed Property”) in accordance with the terms and conditions set forth in this Agreement.

(b) The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrowed Property, and for the disposition of the same in accordance with this Agreement. Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

(c) Escrow Agent shall hold in escrow, pursuant to this Agreement, the Escrowed Property actually delivered and received by Escrow Agent hereunder, but Escrow Agent shall not be obligated to ascertain the existence of (or initiate recovery of) any other property that may be part or portion of the Collateral, or to become or remain informed with respect to the possibility or probability of additional Collateral being realized upon or collected at any time in the future, or to inform any parties to this Agreement or any third party with respect to the nature and extent of any Collateral realized and received by Escrow Agent (except upon the written request of such party), or to monitor current market values of the Collateral. Further, Escrow Agent shall not be obligated to proceed with any action or inaction based on information with respect to market values of the Collateral which Escrow Agent may in any manner learn, nor shall Escrow Agent be obligated to inform the parties hereto or any third party with respect to market values of any of the Collateral at any time, Escrow Agent having no duties with respect to investment management or information, all parties hereto understanding and intending that Escrow Agent’s responsibilities are purely ministerial in nature. Any reduction in the market value or other value of the Collateral while deposited with Escrow Agent shall be at the sole risk of Pledgor and Secured Party. If all or any portion of the Escrowed Property is in the form of a check or in any other form other than cash, Escrow Agent shall deposit same as required but shall not be liable for the nonpayment thereof, nor responsible to enforce collection thereof.

(d) In the event instructions from Secured Party, Pledgor, or any other Person would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs. It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Property and for the disposition of same in accordance with this Agreement. Secured Party, Pledgor and the Companies, jointly and severally, each hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature (collectively, the “Claims”), which it may incur or with which it may be threatened, directly or indirectly, arising from or in any way connected with this Agreement or which may result from Escrow Agent’s following of instructions from Secured Party, Pledgor or the Companies, and in connection therewith, indemnifies Escrow Agent against any and all expenses, including attorneys’ fees and the cost of defending any action, suit, or proceeding or resisting any Claim, whether or not litigation is instituted, unless any such Claims arise as a result of Escrow Agent’s gross negligence or willful misconduct. Escrow Agent shall be vested with a lien on all Escrowed Property under the terms of this Agreement, for indemnification, attorneys’ fees, court costs and all other costs and expenses arising from any suit, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Pledgor, the Companies, Secured Party, or any third party as to the correct interpretation of this Agreement, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid and without the necessity of instituting any action, suit or proceeding, to hold any property hereunder until and unless said additional expenses, fees and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor and the Companies, jointly and severally.

(e) In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Secured Party, the Companies, Pledgor or from third persons with respect to the Escrowed Property, which, in Escrow Agent’s sole opinion, are in conflict with each other or with any provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by Pledgor, the Companies and Secured Party and said third persons, if any, or by a final order or judgment of a court of competent jurisdiction. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, deposit the Escrowed Property with a court having jurisdiction over this Agreement, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor, the Companies and Secured Party for all costs, including reasonable attorneys’ fees, in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, Escrow Agent shall, at its sole option, either: (i) tender the Collateral in its possession to the registry of the appropriate court; or (ii) disburse the Collateral in its possession in accordance with the court’s ultimate disposition of the case, and Secured Party, the Companies and Pledgor hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys’ fees and court costs at all trial and appellate levels.

(f) The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor, the Companies and Secured Party, jointly and severally) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(g) The Escrow Agent may resign upon ten (10) days’ written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed by Secured Party and Pledgor within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

(h) Conflict Waiver. The Pledgor and each Company hereby acknowledges that the Escrow Agent is counsel to the Secured Party in connection with the transactions contemplated and referred herein. The Pledgor and the Companies agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Secured Party and neither the Pledgor, nor the Companies, will seek to disqualify such counsel and each of them waives any objection Pledgor or the Companies might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement. Pledgor, the Companies and Secured Party acknowledge and agree that nothing in this Agreement shall prohibit Escrow Agent from: (i) serving in a similar capacity on behalf of others; or (ii) acting in the capacity of attorneys for one or more of the parties hereto in connection with any matter.

12. Increase in Obligations. It is the intent of the parties to secure payment of the Obligations, as the amount of such Obligations may increase from time to time in accordance with the terms and provisions of the Note, and all of the Obligations, as so increased from time to time, shall be and are secured hereby. Upon the execution hereof, Pledgor and the Companies shall pay any and all documentary stamp taxes and/or other charges required to be paid in connection with the execution and enforcement of the Note, and if, as and to the extent the Obligations are increased from time to time in accordance with the terms and provisions of the Note, then Pledgor and the Companies shall immediately pay any additional documentary stamp taxes or other charges in connection therewith.

13. Irrevocable Authorization and Instruction. If applicable, Pledgor and the Companies hereby authorize and instruct the transfer agent for the Companies (or transfer agents if there is more than one) to comply with any instruction received by it from Secured Party in writing that: (i) states that an Event of Default hereunder exists or has occurred; and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Pledgor or the Companies, and Pledgor and the Companies agree that such transfer agents shall be fully protected in so complying with any such instruction from Secured Party.

14. Appointment as Attorney-in-Fact. Each of the Companies and Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of Pledgor or the Companies, as applicable, and in the name of Pledgor, the Companies, or in the name of Secured Party, as applicable, from time to time in the discretion of Secured Party, so long as an Event of Default hereunder exists, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including any financing statements, endorsements, assignments or other instruments of transfer. Pledgor and the Companies each hereby ratify all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 14. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations are paid and performed in full.

15. Continuing Obligation of Pledgor and the Companies. The obligations, covenants, agreements and duties of the Pledgor and the Companies under this Agreement shall in no way be affected or impaired by: (i) the modification or amendment (whether material or otherwise) of any of the obligations of the Pledgor or the Companies or any other Person, as applicable; (ii) the voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or other similar proceedings affecting the Companies, Pledgor or any other Person, as applicable; (iii) the release of the Companies, Pledgor or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Note, by the operation of law or otherwise, including the release of the Companies’ or Pledgor’s obligation to pay interest or attorney’s fees.

Pledgor and the Companies further agree that Secured Party may take other guaranties or collateral or security to further secure the Obligations, and consent that any of the terms, covenants and conditions contained in the Note may be renewed, altered, extended, changed or modified by Secured Party or may be released by Secured Party, without in any manner affecting this Agreement or releasing Pledgor herefrom,and Pledgor shall continue to be liable hereunder to pay and perform pursuant hereto, notwithstanding any such release or the taking of such other guaranties, collateral or security. This Agreement is additional and supplemental to any and all other guarantees, security agreements or collateral heretofore and hereafter executed by Pledgor and the Companies for the benefit of Secured Party, whether relating to the indebtedness evidenced by the Note or not and shall not supersede or be superseded by any other document or guaranty executed by Pledgor, the Companies or any other Person for any purpose. Pledgor and the Companies hereby agree that Pledgor, the Companies, and any additional parties who may become liable for repayment of the sums due under the Note, may hereafter be released from their liability hereunder and thereunder; and Secured Party may take, or delay in taking or refuse to take, any and all action with reference to the Note (regardless of whether same might vary the risk or alter the rights, remedies or recourses of Pledgor), including specifically the settlement or compromise of any amount allegedly due thereunder, all without notice to, consideration to or the consent of the Pledgor, and without in any way releasing, diminishing or affecting in any way the absolute nature of Pledgor’s obligations and liabilities hereunder.

No delay on the part of the Secured Party in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights. Pledgor and each Company hereby waives any and all legal requirements, statutory or otherwise, that Secured Party shall institute any action or proceeding at law or in equity or exhaust its rights, remedies and recourses against Pledgor, any Company or anyone else with respect to the Note, as a condition precedent to bringing an action against Pledgor or any Company upon this Agreement or as a condition precedent to Secured Party’s rights to sell the Pledged Securities or any other Collateral. Pledgor and each Company agrees that Secured Party may simultaneously maintain an action upon this Agreement and an action or proceeding upon the Note. All remedies afforded by reason of this Agreement are separate and cumulative remedies and may be exercised serially, simultaneously and in any order, and the exercise of any of such remedies shall not be deemed an exclusion of the other remedies and shall in no way limit or prejudice any other contractual, legal, equitable or statutory remedies which Secured Party may have in the Pledged Securities, any other Collateral, or under the Note. Until the Obligations, and all extensions, renewals and modifications thereof, are paid in full, and until each and all of the terms, covenants and conditions of this Agreement are fully performed, Pledgor shall not be released by any act or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay of Secured Party or any obligation or agreement between any Company or their successors or assigns, and the then holder of the Note, relating to the payment of any sums evidenced or secured thereby or to any of the other terms, covenants and conditions contained therein, and Pledgor hereby expressly waive and surrender any defense to liability hereunder based upon any of the foregoing acts, things, agreements or waivers, or any of them. Pledgor and each Company also waives any defense arising by virtue of any disability, insolvency, bankruptcy, lack of authority or power or dissolution of Pledgor or any Company, even though rendering the Note void, unenforceable or otherwise uncollectible, it being agreed that Pledgor and each Company shall remain liable hereunder, regardless of any claim which Pledgor or any Company might otherwise have against Secured Party by virtue of Secured Party’s invocation of any right, remedy or recourse given to it hereunder or under the Note. In addition, Pledgor waives and renounces any right of subrogation, reimbursement or indemnity whatsoever, and any right of recourse to security for the Obligations of the Companies to Secured Party, unless and until all of said Obligations have been paid in full to Secured Party.

16. Miscellaneous.

(a) Performance for Pledgor or the Companies. The Pledgor and the Companies agree and hereby acknowledge that Secured Party may, in Secured Party’s sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of the Companies or Pledgor, without prior notice to the Pledgor or the Companies, in order to insure the Companies’ and Pledgor’s compliance with any covenant, warranty, representation or agreement of the Pledgor or the Companies made in or pursuant to this Agreement or the Note, to continue or complete, or cause to be continued or completed, performance of the Pledgor’s and the Companies’ obligations under any contracts of the Pledgor or the Companies, or to preserve or protect any right or interest of Secured Party in the Collateral or under or pursuant to this Agreement or the Note; provided, however, that the making of any such advance by Secured Party shall not constitute a waiver by Secured Party of any Event of Default with respect to which such advance is made, nor relieve the Pledgor or the Companies of any such Event of Default. The Pledgor and the Companies, respectively and as applicable, shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the highest rate permitted by applicable law. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

(b) Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement or the Note, all Collateral and proceeds of Collateral coming into Secured Party’s possession may be applied by Secured Party (after payment of any costs, fees and other amounts incurred by Secured Party in connection therewith) to any of the Obligations, whether matured or unmatured, as Secured Party shall determine in its sole discretion. Any surplus held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Companies shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate permitted by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(c) Waivers by Pledgor and the Companies. Each of the Companies and the Pledgor hereby waives, to the extent the same may be waived under applicable law: (i) notice of acceptance of this Agreement; (ii) all claims and rights of the Pledgor and the Companies against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party’s rights or remedies hereunder, under the Note or under applicable law; (iii) all claims of the Pledgor and the Companies for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party’s rights or remedies hereunder, under the Note or under applicable law; (iv) all rights of redemption of the Pledgor with respect to the Collateral; (v) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (vi) presentment, demand for payment, protest and notice of nonpayment and all exemptions applicable to any of the Collateral or the Pledgor or the Companies; (vii) any and all other notices or demands which by applicable law must be given to or made upon the Pledgor or the Companies by Secured Party; (viii) settlement, compromise or release of the obligations of any person or entity primarily or secondarily liable upon any of the Obligations; (ix) all rights of the Pledgor or the Companies to demand that Secured Party release account debtors or other persons or entities liable on any of the Collateral from further obligation to Secured Party; and (x) substitution, impairment, exchange or release of any Collateral for any of the Obligations. The Pledgor and the Companies agree that Secured Party may exercise any or all of its rights and/or remedies hereunder and under the Note and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

(d) Waivers by Secured Party. No failure or any delay on the part of Secured Party in exercising any right, power or remedy hereunder or under the Note or under applicable law, shall operate as a waiver thereof.

(e) Secured Party’s Setoff. Secured Party shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Secured Party, any debt owing to the Pledgor or the Companies by Secured Party.

(f) Modifications, Waivers and Consents. No modifications or waiver of any provision of this Agreement or the Note, and no consent by Secured Party to any departure by the Pledgor or the Companies therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Secured Party of any term, provision or right of Secured Party hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy. No notice to or demand upon the Pledgor or the Companies in any case shall entitle Pledgor or the Companies to any other or further notice or demand in the same, similar or other circumstances.

(g) Notices. All notices of request, demand and other communications hereunder shall be addressed, sent and deemed delivered in accordance with the Note, including delivery of any such notices or communications to the Pledgor on behalf of the Companies, which each Company hereby agrees and acknowledges shall be valid and effective notice to the Companies hereunder.

(h) Applicable Law and Consent to Jurisdiction. The Pledgor, the Companies and the Secured Party each irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, this Agreement or related to any matter which is the subject of or incidental to this Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Lee County, Florida; provided, however, Secured Party may, at Secured Party’s sole option, elect to bring any action in any other jurisdiction. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law. The Pledgor, the Companies and Secured Party each hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county (or to any other jurisdiction or venue, if Secured Party so elects), and each waives any objection based on forum non conveniens. The Pledgor and the Companies each hereby waives personal service of any and all process and consent that all such service of process may be made by certified mail, return receipt requested, directed to the Pledgor or the Companies, as applicable, as set forth herein and in the manner provided by applicable statute, law, rule of court or otherwise. Except for the foregoing mandatory forum selection clause, this Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws.

(i) Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Secured Party which could give rise to any Obligations. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Secured Party assigns this Agreement and/or its security interest in the Collateral, such assignment shall be binding upon and recognized by the Pledgor. All covenants, agreements, representations and warranties by or on behalf of the Pledgor or the Companies which are contained in this Agreement shall inure to the benefit of Secured Party, its successors and assigns. Neither the Pledgor, nor the Companies, may assign this Agreement or delegate any of their respective rights or obligations hereunder, without the prior written consent of Secured Party, which consent may be withheld in Secured Party’s sole and absolute discretion.

(j) Severability. If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental authority of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(k) Merger and Integration. This Agreement and the Note contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

(l) WAIVER OF JURY TRIAL. THE PLEDGOR AND THE COMPANIES EACH HEREBY: (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY; AND (ii) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE PLEDGORS, ANY COMPANY AND SECURED PARTY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PLEDGORS AND THE COMPANIES AND THE PLEDGOR AND THE COMPANIES HEREBY AGREE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SECURED PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PLEDGORS, THE COMPANIES AND SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE PLEDGORS AND THE COMPANIES REPRESENT AND WARRANT THAT EACH OF THEM HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(m) Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(n) Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

(o) Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require. The word “Company” or “Companies” shall mean all of the undersigned Persons.

(p) Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement, including the execution and filing of UCC-1 Financing Statements in any jurisdiction as Secured Party may require.

(q) Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

(r) Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

(s) Prevailing Party. If any legal action or other proceeding is brought for the enforcement of this Agreement or the Note, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement or the Note, the successful or prevailing party or parties shall be entitled to recover from the non- prevailing party, reasonable attorneys’ fees, court costs and all expenses, even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

(t) Costs and Expenses. The Pledgor and the Companies, jointly and severally, agree to pay to the Secured Party, upon demand, the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Secured Party and of any experts and agents, which the Secured Party may incur in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder; or (iv) the failure by the Pledgor or the Companies to perform or observe any of the provisions hereof. Included in the foregoing shall be the amount of all expenses paid or incurred by Secured Party in consulting with counsel concerning any of its rights hereunder, under the Note or under applicable law, as well as such portion of Secured Party’s overhead as Secured Party shall allocate to collection and enforcement of the Obligations in Secured Party’s sole but reasonable discretion. All such costs and expenses shall bear interest from the date of outlay until paid, at the highest rate allowed by law. The provisions of this Subsection shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all Obligations.

(u) Joint and Several Liability. The liability of Pledgor shall be joint and several with the liability of the Companies and any other Person liable for the Obligations. The liability of any Company shall also be joint and several with the liability of all other Companies under this Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PLEDGOR:

SHIFT8 TECHNOLOGIES, INC., a Nevada corporation

By:	/s/ Arthur L. Smith
Name:	Arthur L. Smith
Title:	CEO

COMPANIES:

T3 COMMUNICATIONS, INC., a Florida corporation

By:	/s/ Arthur L. Smith
Name:	Arthur L. Smith
Title:	President

T3 ACQUISITION, INC.,

By:	/s/ Arthur L. Smith
Name:	Arthur L. Smith
Title:	CEO

SECURED PARTY:

ITN Partners, LLC

By:
Its:

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